Registration No. 333-98093

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lincare Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	51-0331330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19387 U.S. 19 North Clearwater, Florida	33764
(Address of Principal Executive Offices)	(Zip Code)

Lincare Holdings Inc.

2001 Stock Plan

(Full title of the plan)

Paul G. Gabos

Chief Financial Officer

Lincare Holdings Inc.

19387 U.S. 19 North

Clearwater, FL 33764

(Name and address of agent for service)

(727) 530-7700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1, filed by Lincare Holdings Inc., a Delaware corporation (the “Company”), relates to the Company’s Registration Statement on Form S-8 (File No. 333-98093) (the “Registration Statement”), which was filed with the Commission on August 14, 2002, pertaining to the registration of 1,000,000 shares of common stock, par value $0.01 per share, of the Company pursuant to the Company 2001 Stock Plan.

On August 13, 2012, pursuant to the Agreement and Plan of Merger, dated as of July 1, 2012 (the “Merger Agreement”), among Linde AG, a stock corporation organized under the laws of Germany (“Parent”), Linde US Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Purchaser”), and the Company, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation as a wholly owned indirect subsidiary of Parent.

In connection with the transactions contemplated by the Merger Agreement, the offering of the Company’s securities pursuant to the Registration Statement has been terminated as of the date hereof. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering subject to the Registration Statement, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on August 14, 2012.

LINCARE HOLDINGS INC.

By:	/S/ PAUL G. GABOS
Paul G. Gabos
Secretary, Chief Financial Officer, Principal Financial Officer and
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John P. Byrnes	Chief Executive Officer and	August 14, 2012
John P. Byrnes	Principal Executive Officer

/s/ Paul G. Gabos Paul G. Gabos	Secretary, Chief Financial Officer, Principal Financial Officer and	August 14, 2012
Principal Accounting Officer

/s/ Patrick F. Murphy	Director	August 14, 2012
Patrick F. Murphy

/s/ Jens Luehring	Director	August 14, 2012
Jens Luehring

[Post-Effective Amendment No. 1 to Form S-8 filed August 14, 2002]